UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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WILLIAMS-SONOMA, INC.
Shareowner Services
P.O. Box 64945, St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:
WILLIAMS-SONOMA, INC.
ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 2, 2021 9:00 a.m. (Pacific Daylight Time)
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2021.
In light of public health considerations due to the COVID-19 pandemic, we have decided to hold a Virtual Annual Meeting. In order to attend the Annual Meeting online, you must pre-register at register.proxypush.com/wsm . You will need the control number at the top of this form to register. After registering, you will receive a confirmation email and an additional email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and Annual Report are available at    www.proxydocs.com/wsm
If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 21, 2021 to facilitate timely delivery.
Matters intended to be acted upon at the meeting are listed below.
The Board of Directors recommends a vote “FOR” the election of the named directors,
“FOR” Item 2, “FOR” Item 3 and “FOR” Item 4.
1.   Election of Directors
01   Laura Alber
02   Esi Eggleston Bracey
03   Scott Dahnke, Board Chair
04   Anne Mulcahy
05   William Ready
06   Sabrina Simmons
07   Frits van Paasschen
2.   The amendment of our 2001 Long-Term Incentive Plan
3.   An advisory vote to approve executive compensation
4.   Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022
5.   Such other business as may properly come before the meeting or any adjournment or postponement of the meeting
THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.proxypush.com/wsm
• Use the Internet to vote your proxy 24 hours a day, 7 days a week.
• Please have this Notice available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:
Internet/Mobile – Access the Internet and go to www.investorelections.com/wsm . Follow the instructions to log in and order copies.
Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at paper@investorelections.com with“WSM Materials Request” in the subject line.
The email must include:
•   The 11-digit control # located in the box in the upper right hand corner on the front of this notice.
•   Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
•   If you choose email delivery you must include the email address.
•   If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.
Important Information about the Notice of Proxy Materials
This Notice Regarding the Online Availability of Proxy Materials (Notice) is provided to stockholders in place of the printed materials for the upcoming Stockholder Meeting.
Information about the Notice:
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.
To view the proxy materials online:
Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.
To receive paper copies of the proxy materials:
Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.